UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2019

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01   Regulation FD Disclosure.

On January 23, 2019, Rafael Holdings, Inc. (the “Company”) issued the attached press release (the “Release”) relating to the purchase of an additional equity stake in Rafael Pharmaceuticals, Inc. (“Rafael Pharmaceuticals”). Following the purchase, the Company, through certain subsidiaries, owns securities representing 51.0% (of which 12.3% is beneficially held by co-investors in subsidiaries of the Company) of the outstanding capital stock of Rafael Pharmaceuticals and 39.5% (of which 9.5% is beneficially held by co-investors in subsidiaries of the Company) of the capital stock of Rafael Pharmaceuticals on a fully diluted basis (excluding the remainder of a warrant to purchase additional capital stock of Rafael Pharmaceuticals held by a subsidiary of the Company). A copy of the Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The Company is furnishing the information contained in this Report, including Exhibit 99.1, pursuant to Item 7.01 of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” with the SEC or incorporated by reference into any other filing with the SEC.

Item 8.01   Other Events.

The information contained in Item 7.01 above is incorporated herein by reference into this Item 8.01.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release, dated January 23, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ David Polinsky
Name: David Polinsky Title: Chief Financial Officer

Dated: January 23, 2019

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EXHIBIT INDEX

Exhibit Number	Document
99.1	Press Release, dated January 23, 2019.

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